UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2022

CTO Realty Growth, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida (Address of principal executive offices)	32114 (Zip Code)

Registrant’s telephone number, including area code: (386) 274-2202

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

.01

Title of each class:	Trading Symbols	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CTO	NYSE
6.375% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CTO PrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2022, the board of directors (the “Board”) of CTO Realty Growth, Inc., a Maryland corporation (the “Company”) increased the size of the Board from six directors to seven directors and appointed Christopher J. Drew to fill the vacancy resulting therefrom, effective as of January 18, 2022.  The Board has determined that Mr. Drew is an “independent director” as defined in the New York Stock Exchange (“NYSE”) listing standards and applicable Securities and Exchange Commission (“SEC”) rules and regulations. Mr. Drew will serve on the Board’s audit and governance committees.

Christopher J. Drew, age 41, currently serves as a Senior Managing Director of JLL Capital Markets, Americas (NYSE: JLL) and co-head of JLL’s Miami office.  He joined JLL in July 2019 as part of JLL’s acquisition of HFF, Inc. (NYSE: HF), where he was a Senior Managing Director and co-head of HF’s Miami office.  Prior to joining HF in July 2010, Mr. Drew was a senior associate in the Capital Markets Group at Cushman & Wakefield PLC (NYSE: CWK) for five years. Mr. Drew also sits on the JLL Capital Markets Group’s Diversity, Equity, and Inclusion committee and is on the board of Big Brothers Big Sisters of Miami.  Mr. Drew earned a Master of Business Administration and a Bachelor of Business Administration from the University of Miami Herbert Business School.  We believe Mr. Drew’s extensive experience in commercial real estate transactions and financing brings important and valuable skills to the Board.

For his service as a non-employee director, Mr. Drew will be compensated in accordance with the director compensation policy for non-employee directors described in the Company’s definitive proxy statement filed with the SEC on April 15, 2021.

Item 7.01. Regulation FD Disclosure.

On January 18, 2022, the Company issued a press release announcing the appointment of Mr. Drew to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or other securities laws, or that the materials include material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

The information in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated January 18, 2022

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2022

CTO Realty Growth, Inc.

By: /s/Matthew M. Partridge

Senior Vice President, Chief Financial Officer and Treasurer

(Principal Financial Officer)